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                                                                    Exhibit 32.1

   Certification of the Chief Executive Office and Chief Financial officer of
                Navidec, Inc. Pursuant to 18 U.S.C. Section 1350

We certify that, to the best of our knowledge and belief, the Quarterly report on form 10Q of Navidec, Inc. for the period ended June 30, 2003:

1) complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange act of 1934; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Navidec, Inc.

By  /S/John McKowen
John McKowen
President and CEO

Date: August 14, 2003


By  /S/ PAT MAWHINNEY
Pat Mawhinney
Chief Financial Officer

Date: August 14, 2003